Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Current Report on Form 8-K/A and the incorporation by reference in registration statement No. 333-220906 on Form S-8 of Fuse Medical, Inc. of our report dated July 26, 2018, with respect to the consolidated financial statements of Palm Springs Partners, LLC d/b/a Maxim Surgical, for the years ended December 31, 2017 and 2016.

/s/ Montgomery Coscia Greilich LLP

Montgomery Coscia Greilich LLP

Plano, Texas

November 16, 2018